Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Fiscal Period Ended December 31, 2024, and Quarterly Distribution

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal period ended December 31, 2024.

HIGHLIGHTS

•

On March 20, 2025, the Company’s Board of Directors (the “Board”) declared a distribution of $0.12 per share for the quarter ending March 31, 2025, payable in cash on May 16, 2025, to stockholders of record as of April 25, 2025.

•

During the quarter, ICMB made investments in two new portfolio companies and two existing portfolio companies. These investments totaled $9.9 million, at cost. The weighted average yield (at origination) of debt investments made in the quarter was 11.81%.

•	ICMB fully realized its investments in two portfolio companies during the quarter, totaling $7.6 million in proceeds. The internal rate of return on these investments was 17.20%.

•	During the quarter, the Company had net repayments of $80,000 on its existing delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair value, for the quarter ended December 31, 2024, was 10.36%, compared to 10.51% for the quarter ended September 30, 2024.

•

Net asset value decreased $0.16 per share to $5.39, compared to $5.55 as of September 30, 2024. Net assets decreased by $2.3 million, or 2.86%, during the quarter ended December 31, 2024 compared to September 30, 2024.

Portfolio results, as of and for the three months ended December 31, 2024:

Total assets	$206.9mm
Investment portfolio, at fair value	$191.6mm
Net assets	$77.6mm
Weighted average yield on debt investments, at cost (1)	10.36%
Net asset value per share	$5.39
Portfolio activity in the current quarter:
Number of investments in new portfolio companies during the period	2
Number of portfolio companies invested in, end of period	43
Total capital invested in existing portfolio companies (2)	$4.2mm
Total proceeds from repayments, sales, and amortization (3)	$8.7mm
Net investment income (NII)	$0.8mm
Net investment income per share	$0.06
Net decrease in net assets from operations	$(0.6)mm
Net decrease in net assets from operations per share	$(0.04)
Distributions paid per common share	$0.12

(1)

Represents weighted average yield on total debt investments held as of December 31, 2024. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(2)	Includes gross advances to existing delayed draw and revolving credit commitments to portfolio companies and PIK interest.
(3)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh said “Amid heightened market volatility, we remain focused on navigating the evolving landscape. Despite these headwinds, we have maintained a rigorous investment approach, prioritizing opportunities that align with our underwriting standards. While refinancing activity has provided some avenues for capital deployment, we continue to take a highly selective stance on new deals. Our priority remains preserving portfolio stability and positioning the company for long-term growth as market conditions evolve.

I am also pleased to announce that Andrew Muns has been appointed as the Chief Operating Officer of ICMB. Andrew brings a wealth of experience and is a senior member of the Company’s Investment Adviser. I look forward to working closely with Andrew to continue to deliver shareholder value.”

The Company’s dividend framework provides a quarterly base dividend and may be supplemented, at the discretion of the Board, by additional dividends as determined to be available by the Company’s net investment income and performance during the quarter.

On March 20, 2025, the Board declared a distribution for the quarter ended March 31, 2025 of $0.12 per share payable on May 16, 2025 to stockholders of record as of April 25, 2025.

This distribution represents a 15.84% yield on the Company’s $3.03 share price as of market close on December 31, 2024. Distributions may include net investment income, capital gains and/or return of capital, however, the Company does not expect the dividend for the quarter ending December 31, 2024, to be comprised of a return of capital. The Company’s investment adviser monitors available taxable earnings, including net investment income and realized capital gains, to determine if a return of capital may occur for the year. The Company estimates the source of its distributions as required by Section 19(a) of the Investment Company Act of 1940 to determine whether payment of dividends are expected to be paid from any other source other than net investment income accrued for the current period or certain cumulative periods, but the Company will not be able to determine whether any specific distribution will be treated as taxable earnings or as a return of capital until after at the end of the taxable year.

Portfolio and Investment Activities

During the quarter, the Company made investments in two new portfolio companies and two existing portfolio companies. The aggregate capital invested during the quarter totaled $9.9 million, at cost, and the debt investments were made at a weighted average yield of 11.81%.

The Company received proceeds of $7.6 million from repayments, sales and amortization during the quarter, primarily related to the realization of Amerit Fleet Holdings, LLC.

During the quarter, the Company had net repayments of $80,000 on its existing delayed draw and revolving credit commitments to portfolio companies.

The Company’s net realized, and unrealized gains and losses accounted for a decrease in the Company’s net investments of approximately $(1.4) million, or $(0.10) per share. The total net decrease in net assets resulting from operations for the quarter was $(0.6) million, or $(0.04) per share.

As of December 31, 2024, the Company’s investment portfolio consisted of investments in 43 portfolio companies, of which 81.17% were first lien investments and 18.83% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 96.4% floating rate investments and 3.6% fixed rate investments.

Capital Resources

As of December 31, 2024, the Company had $12.1 million in cash, of which $11.3 million was restricted cash, and $41.5 million of unused and available capacity under its revolving credit facility with Capital One, N.A.

Subsequent Events

Subsequent to December 31, 2024 and through March 25, 2025, the Company invested a total of $3.9 million, which included investments in one new portfolio company and two existing portfolio companies, and received approximately $3.5 million from the repayment of two positions. As of March 25, 2025, the Company had investments in 42 portfolio companies.

Other Updates

The Company is pleased to announce that Andrew Muns has been appointed by the Company’s Board as the new Chief Operating Officer of the Company, effective March 24, 2025. Mr. Muns currently serves on CM Investment Partners LLC’s investment committee. Mr. Muns joined Investcorp in 2019 as part of the acquisition of CM Investment Partners LLC. Previously, he served as a Managing Director at CM Investment Partners LLC and was a joint employee of both CM Investment Partners LLC and Stifel. Mr. Muns co-founded the Credit Investments Group and served as its Head of Credit. He joined Stifel in 2012 from Cantor Fitzgerald, where he was a Managing Director on the Special Situations and Leveraged Loans Desk. Mr. Muns holds an M.B.A. from Columbia Business School and a B.A. in Mathematics from Northwestern University.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	December 31, 2024	June 30, 2024	June 30, 2023
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $184,154,029, $189,319,802, and $219,319,251, respectively)	$188,602,029	$181,948,376	$210,150,018
Affiliated investments, at fair value (amortized cost of $16,351,878, $15,149,238, and $23,979,565, respectively)	3,014,929	2,621,154	9,961,311

Total investments, at fair value (amortized cost of $200,505,907, $204,469,040, and $243,298,816, respectively)	191,616,958	184,569,530	220,111,329
Cash	771,483	158,768	1,093,758
Cash, restricted	11,333,064	4,950,036	8,057,458
Principal receivable	720,855	50,609	93,581
Interest receivable	1,576,381	1,301,516	2,041,877
Payment-in-kind interest receivable	85,399	66,625	46,088
Long-term receivable	489,365	631,667	—
Escrow receivable	—	97,173	—
Short-term receivable	160,901	—	—
Other receivables	—	—	1,050
Prepaid expenses and other assets	97,324	411,821	361,719

Total Assets	$206,851,730	$192,237,745	$231,806,860

Liabilities
Debt:
Revolving credit facility	$58,500,000	$43,000,000	$71,900,000
2026 Notes payable	65,000,000	65,000,000	65,000,000
Deferred debt issuance costs	(1,369,415)	(1,654,870)	(1,220,556)
Unamortized discount	(88,888)	(124,443)	(195,553)

Debt, net	122,041,697	106,220,687	135,483,891
Payable for investments purchased	1,474,677	7,425,000	1,795,297
Dividend payable	1,728,749	—	2,590,520
Income-based incentive fees payable	501,955	128,876	576,023
Base management fees payable	769,176	816,777	906,218
Interest payable	1,894,921	1,950,925	2,293,766
Directors’ fees payable	81,323	—	15,755
Accrued expenses and other liabilities	757,102	685,271	445,082

Total Liabilities	129,249,600	117,227,536	144,106,552
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,406,244, 14,403,752, and 14,391,775 shares issued and outstanding, respectively)	14,406	14,404	14,392
Additional paid-in capital	203,505,480	203,103,263	203,327,714
Distributable earnings (loss)	(125,917,756)	(128,107,458)	(115,641,798)

Total Net Assets	77,602,130	75,010,209	87,700,308

Total Liabilities and Net Assets	$206,851,730	$192,237,745	$231,806,860

Net Asset Value Per Share	$5.39	$5.21	$6.09

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations

	Six Months Ended December 31,	Twelve Months Ended June 30,
	2024	2024	2023	2022
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$8,680,899	$20,271,776	$23,822,181	$22,641,798
Non-controlled, affiliated investments	3,660	12,451	(20,611)	29,813

Total interest income	8,684,559	20,284,227	23,801,570	22,671,611
Payment in-kind interest income
Non-controlled, non-affiliated investments	2,329,399	2,028,744	1,250,169	102,720
Non-controlled, affiliated investments	42,079	77,680	70,070	208,470

Total payment-in-kind interest income	2,371,478	2,106,424	1,320,239	311,190
Dividend income
Non-controlled, non-affiliated investments	—	54,138	101,755	—
Non-controlled, affiliated investments	—	—	—	296,126

Total dividend income	—	54,138	101,755	296,126
Payment in-kind dividend income
Non-controlled, non-affiliated investments	432,669	784,854	691,972	282,952
Non-controlled, affiliated investments	—	—	—	—

Total payment-in-kind dividend income	432,669	784,854	691,972	282,952
Other fee income
Non-controlled, non-affiliated investments	134,051	648,659	768,617	868,727
Non-controlled, affiliated investments	—	—	—	759

Total other fee income	134,051	648,659	768,617	869,486

Total investment income	11,622,757	23,878,302	26,684,153	24,431,365
Expenses:
Interest expense	3,752,412	8,606,309	8,413,409	6,633,587
Base management fees	1,671,831	3,800,693	4,201,394	4,594,588
Income-based incentive fees	501,540	(72,942)	401,597	(348,670)
Professional fees	718,289	1,239,122	984,290	1,302,513
Allocation of administrative costs from Adviser	382,064	1,360,194	966,045	1,247,205
Amortization of deferred debt issuance costs	306,004	576,475	693,333	621,111
Amortization of original issue discount - 2026 Notes	35,555	71,110	71,110	71,110
Insurance expense	255,536	479,502	506,963	512,347
Directors’ fees	175,852	294,907	302,500	302,500
Custodian and administrator fees	147,986	316,128	292,267	334,214
Other expenses	346,109	713,789	516,160	446,330

Total expenses	8,293,178	17,385,287	17,349,068	15,716,835
Waiver of base management fees	(131,735)	(365,225)	(387,311)	(480,032)
Waiver of income-based incentive fees	—	—	—	—

Net expenses	8,161,443	17,020,062	16,961,757	15,236,803

Net investment income before taxes	3,461,314	6,858,240	9,722,396	9,194,562

Income tax expense, including excise tax expense	315,075	267,150	294,330	270,618

Net investment income after taxes	$3,146,239	$6,591,090	$9,428,066	$8,923,944

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	$(8,114,711)	$(7,731,553)	$(26,890,095)	$(6,198,762)
Non-controlled, affiliated investments	—	(6,239,984)	—	(8,196,669)

Net realized gain (loss) from investments	(8,114,711)	(13,971,537)	(26,890,095)	(14,395,431)
Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	11,819,426	1,797,807	21,966,347	2,898,538
Non-controlled, affiliated investments	(808,865)	1,490,170	(1,269,815)	5,159,579

Net change in unrealized appreciation (depreciation) on investments	11,010,561	3,287,977	20,696,532	8,058,117

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	2,895,850	(10,683,560)	(6,193,563)	(6,337,314)

Net increase (decrease) in net assets resulting from operations	$6,042,089	$(4,092,470)	$3,234,503	$2,586,630

Basic and diluted:
Earnings per share	$0.42	$(0.28)	$0.22	$0.18
Weighted average shares of common stock outstanding	14,404,510	14,396,201	14,389,163	14,304,641
Distributions paid per common share	$0.24	$0.60	$0.63	$0.60

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included in this press release and made on the earnings call for the fiscal period and quarter ended December 31, 2024, may contain “forward-looking statements,” which relate to future performance, operating results, events and/or financial condition. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release or made on the earnings call are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the earnings call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-KT and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc. Investor Relations

Email: icmbinvestorrelations@investcorp.com

Phone:(646) 690-5047